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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1996, with respect to the financial statements of Boca Raton Hotel and Club Limited Partnership included in Post Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-23135) and related Prospectus of Florida Panthers Holdings, Inc. for the registration of 6,000,000 shares of its Class A Common Stock.


                                            /s/ Ernst & Young LLP
                                            ------------------------------------
                                            ERNST & YOUNG LLP

West Palm Beach, Florida

June 13, 1997